                                                                   Exhibit 10.37

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                           M-TECH THERAPEUTICS, INC.,
                            A CALIFORNIA CORPORATION

                                       AND
                             CANCERVAX CORPORATION,
                             A DELAWARE CORPORATION

                                LICENSE AGREEMENT

         This License Agreement is entered into and made effective as of this 4 day of October, 2002 (the "Effective Date"), by and between M-Tech Therapeutics, Inc., a California corporation ("M-Tech") located at 800 Silverado Street, 2nd Floor, La Jolla, California, 92037, and CancerVax Corporation, a Delaware corporation ("CancerVax") with offices located at 2110 Rutherford Road, Carlsbad, California, 92008, with respect to the facts set forth below. M-Tech and CancerVax are sometimes each hereinafter referred to as a "Party" or, collectively, as "Parties" to this Agreement.

                                    RECITALS

                  A. M-Tech is engaged in biomedical research including research relating to monoclonal antibodies.

                  B. CancerVax is engaged in the discovery, development and commercialization of biological products for the treatment, prevention and control of cancer.

                  C. M-Tech has disclosed to CancerVax certain technology described in Exhibit A hereto (the "M-Tech Technology"), which is incorporated herein by reference.

                  D. M-Tech has the exclusive right to grant a license to the technology described in the M-Tech Technology.

                  E. M-Tech desires to grant to CancerVax, and CancerVax wishes to acquire, an exclusive worldwide right and license to the technology described in the M-Tech Technology, subject to the terms and conditions set forth herein, with a view to developing and marketing diagnostic and/or therapeutic products.

                  F.       [***]

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, M-Tech and CancerVax hereby agree as follows:

1.       Definitions. Capitalized terms shall have the meaning set forth below.

         1.1 Affiliate. The term "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by or is under common control with a Party hereto. The term "control" as used herein means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.


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    the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.2 Confidential Information. The term "Confidential Information" shall mean any and all proprietary or confidential information of M-Tech, CancerVax or their Affiliates which may be exchanged between the Parties at any time and from time to time during the term of this Agreement. Information shall not be considered confidential to the extent that it:

         a. is publicly available through no fault of any Party hereto, either before or after it becomes known to the receiving Party;

         b. was known to the receiving Party prior to the date of this Agreement, as shown by contemporaneous written documentation, which knowledge was acquired independently and not from another Party hereto (or such Party's employees);

         c. is subsequently disclosed to the receiving Party in good faith by a third party who has a right to make such disclosure; or

         d.       has been published by a third party as a matter of right.

         1.3 Improvements. The term "Improvements" shall mean any improvement in or modification to the M-Tech Technology or a Licensed Product (as such terms are defined below) that is directly related to the M-Tech Technology or a Licensed Product, made individually by either Party.

         1.4 Joint Improvements. The term "Joint Improvements" shall mean improvement in or modification to the M-Tech Technology or a Licensed Product (as such terms are defined below) that is directly related to the M-Tech Technology or a Licensed Product, made jointly by the Parties.

         1.5 Licensed Antibodies. The term "Licensed Antibodies" shall mean the antibodies set forth in Exhibit A hereto, and any subsequent monoclonal antibodies owned, licensed or developed by M-Tech or its Affiliates that are directed towards the same antigens as the antibodies listed in Exhibit A. Expressly excluded from the Licensed Antibodies are any subclone cell lines isolated from the [***] cell line other than those that primarily produce human monoclonal antibodies to [***], whether alone or in combination with other antigens.

         1.6 Licensed Antibody Know-How. The term "Licensed Antibody Know-How" shall mean all data, information, know-how, technology, research results, methods of manufacture, purification, testing and analysis developed and/or used by M-Tech or its Affiliates in relation to the Licensed Antibodies which M-Tech may disclose or transfer to CancerVax without violating any Pre-Existing Obligations (as such term is defined below) including, without limitation, all data and information developed by M-Tech or its Affiliates which could be used to support an Investigational New Drug Application ("IND") regarding the Licensed Antibodies, provided, however, that the Licensed Antibody Know-How shall not include the methods and/or associated know-how used by M-Tech or its Affiliates to establish human monoclonal antibody-producing cell lines.

*** Certain information on this page has been omitted and filed separate with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.8 Licensed Product. The term "Licensed Product" shall mean any product, article, composition, apparatus, substance, chemical or any other material for therapeutic or diagnostic use which is covered by the Patent Rights or the Property Rights, incorporates the Licensed Antibodies or is discovered, derived or developed using the M-Tech Technology, as such terms are defined herein.

         1.9 Patent Rights. The term "Patent Rights" shall mean rights arising out of or resulting from (i) any and all U.S. and foreign patents and patent applications directly related to the Licensed Products which M-Tech or its Affiliates may disclose and transfer to CancerVax without violating and Pre-Existing Obligations, however acquired, (ii) the patents proceeding from such applications, (iii) divisions, substitutes, continuations, continuations-in part, reexaminations, reissues, renewals, extensions, additions, corresponding foreign patents or patent applications, and compositions of matter of any patent or application set forth in (i)-(ii) above.

         1.10 M-Tech Technology. The term "M-Tech Technology" shall mean the Licensed Antibodies, Licensed Antibody Know-How, Patent Rights and Property Rights, all as more fully described in Exhibit A hereto, information and know-how related thereto whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition.

         1.11 Net Sales. The term "Net Sales" shall mean the gross amount received by CancerVax or its Affiliates and sublicensees, or any of them, upon payment of invoice, on all sales of Licensed Products, less (i) discounts actually allowed, (ii) credits for claims, allowances, retroactive price reductions or returned goods, (iii) prepaid freight and (iv) sales taxes or other governmental charges actually paid in connection with sales of Licensed Products (but excluding what are commonly known as income taxes and value-added taxes). For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefor shall be generated and payment received by CancerVax, or its Affiliates or sublicensees or any of them. Sales of Licensed Products by CancerVax, or an Affiliate or sublicensee of CancerVax to any Affiliate or sublicensee which is a reseller thereof shall be excluded, and only the subsequent sale of such Licensed Products by Affiliates or sublicensees of CancerVax to unrelated parties shall be deemed Net Sales hereunder.

         1.12 Pre-Existing Obligations. The term "Pre-Existing Obligations" shall mean any written contractual obligations with respect to the Licensed Antibody Know-How or the Patent Rights that were in effect prior to March 22, 2002, between M-Tech or any of its Affiliates and any third parties. A list of all such contractual obligations is attached as Exhibit B hereto.

         1.13 Property Rights. The term "Property Rights" shall mean all of M-Tech's or its Affiliates' property rights to the biological material described as the [***] cell lines and the monoclonal antibodies set forth in Exhibit A hereto, their progeny, derivatives, variations

*** Certain information on this page has been omitted and filed separate with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and modifications, including any antibodies, proteins, nucleic acids, lipoproteins, lipids and/or biomolecules produced and/or secreted by such materials, however acquired.

         1.14     [***]

         1.15 Target Markets. The term "Target Markets" shall mean the European Union, Japan and certain other markets to be reasonably selected by CancerVax based on its assessment of the potential for commercial viability of the Licensed Products therein.

2.       Reimbursement of Expenses; License Terms and Conditions.

         2.1 Reimbursement of Expenses. CancerVax has agreed to pay to M-Tech a total of U.S. [***] as reimbursement for out of pocket expenses related to transfer of the M-Tech Technology. On March 29, 2002, CancerVax paid to M-Tech a nonrefundable payment of U.S. [***] of this amount, and within ten days after the Effective Date, CancerVax agrees to pay the balance of U.S. [***].

         2.2      Grant of Rights.

                  2.2.1 Exclusive License. M-Tech hereby grants to CancerVax an exclusive, worldwide license, including the right to sublicense, to the M-Tech Technology, and any Improvements and Joint Improvements thereto, including a bailment to possess the Licensed Antibodies and Property Rights and transfer possession of the same under a valid sublicense, to make, to have made, to import, to export, to use, to offer for sale, and to sell Licensed Products, subject to the terms of this Agreement.

                  2.2.2 Non-Exclusive License to Joint Improvements. In the event that this Agreement is terminated or expires for any reason, M-Tech shall automatically grant to CancerVax a non-exclusive, perpetual, fully paid up, non-royalty bearing, worldwide license, including the right to sublicense, to any Joint Improvements, which non-exclusive license shall survive and termination or expiration of this Agreement.

                  2.2.3 Government Rights. CancerVax acknowledges that certain of the M-Tech Technology was developed, in part, with funds furnished by the Government of the United States of America (the "Government"), and that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights, if any, under any applicable law or regulation. To the extent that there is a conflict between any such applicable law or regulation and this Agreement, the terms of such applicable law or regulation shall prevail.

*** Certain information on this page has been omitted and filed separate with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  2.2.4 Retained Rights. M-Tech and its Affiliates shall retain a non-exclusive right and license to make, have made and use the M-Tech Technology, Improvements and Joint Improvements for non-commercial research purposes only, including the right to publish the general scientific findings from research related thereto in scholarly journals and publications; provided, however, that any such publications by M-Tech or its Affiliates shall made be in accordance with the provisions of Section 9.2 hereof.

         2.3      License Fees.

                  2.3.1 Initial License Fee. In partial consideration for the exclusive license granted pursuant to Section 2.2.1 hereof, CancerVax paid to M-Tech on March 29, 2002, a nonrefundable license fee in the amount of U.S. [***] for the M-Tech Technology related to the [***] cell line. The license fee described in this Section is consideration for signing of a definitive term sheet preceding this Agreement and for the grant and continuation of the license hereunder, and M-Tech shall have no obligation whatsoever, under any circumstances, to return any portion of such license fee, including, but not limited to, any failure by CancerVax to develop any Licensed Product or market any Licensed Product commercially, and notwithstanding the volume of sales of any such Licensed Product. On January 2, 2003, CancerVax shall pay to M-Tech an additional license fee of U.S. [***] for the M-Tech Technology related to the [***] cell line and U.S. [***] for the M-Tech Technology related to the [***] cell line.

                  2.3.1 Annual License Fee. In order to maintain the license granted hereunder in force, beginning on the first 12-month anniversary of the Effective Date, CancerVax shall pay to M-Tech a fee of U.S. [***]; the "Annual License Fee") for each of the three (3) cell lines described in Exhibit A hereto that are included in the M-Tech Technology. In the event that any of the cell lines included in the M-Tech Technology are no longer included in the license granted hereunder, no Annual License Fee shall be paid by CancerVax with respect thereto. CancerVax shall continue to pay the Annual License Fee on each subsequent 12-month anniversary of the Effective Date until the date of first commercial sale of any Licensed Product.

         2.4 Milestones. In consideration for the License granted to CancerVax, CancerVax shall pay a milestone payment to M-Tech upon the occurrence of each event specified below. Payment of the milestones shall be due within sixty (60) days of achievement of the event.

---------------------------------------------------------------------------
                 Event                                    Milestone Payment
                 -----                                    -----------------
---------------------------------------------------------------------------
Approval of an Investigational New Drug application             [***]
in the U.S., or a similar application to initiate
clinical studies in any country other than the U.S.
("IND"), for each Licensed Product.
---------------------------------------------------------------------------
Initiation of a Phase III clinical trial in the                 [***]
U.S., or in any country other than the U.S., for
each Licensed Product.
---------------------------------------------------------------------------

*** Certain information on this page has been omitted and filed separate with the Commission. Confidential treatment has been requested with respect to the omitted portions.

---------------------------------------------------------------------------
Approval by the U.S. Food & Drug Administration                 [***]
("FDA") of a Biologics License Application ("BLA")
on each Licensed Product.
---------------------------------------------------------------------------
Approval by the European Union ("EU") to market the             [***]
first Licensed Product.
---------------------------------------------------------------------------
Approval by the European Union ("EU") to market any             [***]
subsequent Licensed Product.
---------------------------------------------------------------------------
Approval by Japan to market each Licensed Product.              [***]
---------------------------------------------------------------------------

         2.5      Royalties

                  2.5.1 Royalty Payments for Sales by CancerVax and its Affiliates. As additional consideration for the exclusive license granted pursuant to Section 2.2.1 hereof, CancerVax shall pay to M-Tech a continuing royalty on a country-by-country basis in the amount of [***] of Net Sales of all Licensed Products by CancerVax or its Affiliates. With regard to Net Sales made by CancerVax or its Affiliates, royalties shall be payable by CancerVax quarterly, within sixty (60) days after the end of each calendar quarter, based upon the Net Sales of Licensed Products during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made.

                  2.5.2 Royalty Payments for Sales by Sublicensees. If CancerVax receives a royalty from a sublicensee under this Agreement, M-Tech shall receive [***] of any such royalty paid to CancerVax or its Affiliates, but in no instance less than a [***] royalty nor greater than a [***] royalty on Net Sales made by any such sublicensee. With regard to Net Sales made by sublicensees of CancerVax or its Affiliates, royalties shall be payable by CancerVax quarterly, within ninety (90) days after the end of each calendar quarter, based upon the Net Sales of Licensed Products by such sublicensee during such preceding calendar quarter, commencing with the calendar quarter in which the first commercial sale of any Licensed Product is made by such sublicensee.

                  2.5.3 Royalty Payments to Third Parties. In the event that CancerVax or its Affiliates or sublicensees must pay a royalty to a third party in relation to the sale of a Licensed Product based upon rights dominating those licensed by M-Tech hereunder, to the extent the total royalty burden on a given Licensed Product exceeds [***] of Net Sales, the royalty payable to M-Tech will be reduced by the amount of any such third party royalty, provided, however, in no instance whatsoever shall the royalty payable to M-Tech by CancerVax or its Affiliates or sublicensees be less than [***] of Net Sales.

                  2.5.4 Royalty Floor. In no instance shall the royalty payable to M-Tech by CancerVax, its Affiliates or sublicensees ever be less than [***] of Net Sales, if any.

         2.6 Other Payments. With respect to sublicenses granted to any third party (other than an Affiliate of CancerVax) for the use of the M-Tech Technology exclusively licensed hereunder, CancerVax shall pay to M-Tech an amount equal to [***] of certain other consideration received in connection with the granting of the sublicense including, but not

*** Certain information on this page has been omitted and filed separate with the Commission. Confidential treatment has been requested with respect to the omitted portions.

limited to, all technology access fees, license fees, lump sum payments and the like, but excluding research support received by CancerVax or its Affiliates and payments for equity of CancerVax or its Affiliates.

         2.7 Term of License. Unless terminated sooner in accordance with the provisions of this Agreement, the term of the license granted under Section
2.2.1 hereof shall expire when the last of the royalty obligations set forth has expired. Notwithstanding the foregoing, if applicable government regulations require a shorter term and/or a shorter term of exclusivity than provided for herein, then the term of this License Agreement shall be so shortened or this License Agreement shall be amended to provide for a non-exclusive license, and, in such event, M-Tech shall consider in good faith any request by CancerVax or its Affiliates to reduce the royalties payable as set forth under the section heading "Royalties" hereof.

         2.8 Sublicense. CancerVax shall have the sole and exclusive right to grant sublicenses to any other party with respect to the rights conferred upon CancerVax under this Agreement, provided, however, that any such sublicense shall be subject in all respects to the restrictions, exceptions, royalty obligations, reports, termination provisions, and other provisions contained in this Agreement (but not including the payment of license fees pursuant to Section 2.2 hereof).

         2.9 Duration of Royalty Obligations. The royalty obligations of CancerVax as to each Licensed Product shall terminate on a country-by-country basis concurrently with the expiration of the last to expire of Patent Rights utilized by or in such Licensed Product in each such country or, with respect to Licensed Products not utilizing any Patent Rights, fifteen (15) years after the date of first commercial sale of such Licensed Product in such country.

         2.10     Reports

                  2.10.1 Royalty Reports. CancerVax shall furnish to M-Tech at the same time as each royalty payment is made by CancerVax, a detailed written report of Net Sales of the Licensed Products and the royalty due and payable thereon, including a description of any offsets or credits deducted therefrom, on a product-by-product and country-by-country basis, for the calendar quarter upon which the royalty payment is based.

                  2.10.2 Progress Reports. CancerVax shall furnish to M-Tech, on or before the anniversary of the Effective Date each year during the Term, a confidential, written report summarizing its progress with respect to its use of the M-Tech Technology. Subsequently, CancerVax shall also furnish a report to M-Tech with respect to the development and commercialization of Licensed Products. Among other things, such reports shall include the current status and timetable for developing Licensed Products, including, if applicable, plans for preclinical studies and estimated dates for initiation and completion of clinical trials for commercialization.

         2.11 Records. CancerVax shall keep, and cause its Affiliates and sublicensees to keep, full, complete and proper records and accounts of all sales of Licensed Products in sufficient detail to enable the royalties payable on Net Sales of each Licensed Product to be determined. M-Tech shall have the right to appoint an independent certified public accounting firm approved by CancerVax, which approval shall not be unreasonably withheld, to audit the records of CancerVax, its Affiliates and sublicensees as necessary to verify the royalties payable pursuant to this Agreement. Any auditing firm appointed by M-Tech shall execute a confidentiality agreement with CancerVax prior to performing such audit. Such audit shall be at M-Tech's expense; provided, however, that if the audit discloses that M-Tech was underpaid royalties with respect to any Licensed Product by at least five percent (5%) for any calendar quarter, then CancerVax, its Affiliates or sublicensee, as the case may be shall reimburse M-Tech for any such audit costs. M-Tech may exercise its right of audit as to each of CancerVax, its Affiliates or sublicensees no more frequently than once in any calendar year. The accounting firm shall disclose to M-Tech only information relating to the accuracy of the royalty payments. CancerVax, its Affiliates and sublicensees shall preserve and maintain all such records required for audit for a period of five (5) years after the calendar quarter to which the record applies.

         2.12 Foreign Sales. The remittance of royalties payable on Net Sales outside the United States shall be payable to M-Tech in United States Dollar, computed at an average of the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in the Wall Street Journal, West Coast Edition, for the fifteen day period prior to the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based to the credit and account of M-Tech or its nominee in any commercial bank or trust company of M-Tech's choice located in that country, prompt written notice of which shall be given by CancerVax to M-Tech. After M-Tech has been so notified, those monies shall be considered as royalties duly paid to M-Tech and will be completely controlled by M-Tech, and CancerVax will have no further responsibilities with respect thereto.

         2.13 Foreign Taxes. CancerVax shall promptly inform M-Tech of any tax required to be withheld by CancerVax under the laws of any foreign country for the accounts of M-Tech. With M-Tech's prior written approval, which approval shall not be unreasonably withheld, such tax shall be promptly paid by CancerVax for and on behalf of M-Tech to the appropriate governmental authority, and CancerVax shall use its best efforts to furnish M-Tech with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on M-Tech's behalf shall be deducted from royalty payments due M-Tech.

3.       Patent Matters.

         3.1 Patent Prosecution and Maintenance. From and after the date of this Agreement, the provisions of this Section 3 shall control the prosecution and maintenance of any patent included within Patent Rights. Subject to the requirements, limitations and conditions set forth in this Agreement, CancerVax shall direct and control (i) the preparation, filing and prosecution of the United States and foreign patent applications within Patent Rights (including any interferences and foreign oppositions) and (ii) maintain the patents issuing therefrom. CancerVax shall select the patent attorney, subject to M-Tech's written approval, which approval shall not be unreasonably withheld. M-Tech shall have reasonable rights of consultation with the patent attorney so selected on all matters relating to Patent Rights. CancerVax shall use its best efforts to implement all reasonable requests made by M-Tech with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within Patent Rights.

         3.2 Information to M-Tech. CancerVax shall keep M-Tech informed with regard to the patent application and maintenance processes. CancerVax shall deliver to M-Tech copies of all patent applications, amendments, related correspondence, and other related matters.

         3.3 Patent Costs. CancerVax shall reimburse M-Tech for all reasonable, actual patent maintenance and prosecution expenses incurred by M-Tech or its Affiliates prior to the Effective Date to the extent that such expenses have not been paid by another party which licenses technology from M-Tech or its Affiliates.

         3.4 Ownership. The patent applications filed and the patents obtained by CancerVax pursuant to Section 3.1 hereof shall be owned solely by M-Tech, assigned to M-Tech, deemed a part of Patent Rights, but shall automatically be included as part of the M-Tech Technology licensed to CancerVax hereunder.

         3.5 M-Tech Right to Pursue Patent. If at any time during the term of this Agreement, CancerVax's rights with respect to Patent Rights are terminated, M-Tech shall have the right to take whatever action M-Tech deems appropriate to obtain or maintain the corresponding patent protection at its own expense. If M-Tech pursues patents under this Section 3.5, CancerVax agrees to cooperate fully, including by providing, at no charge to M-Tech, all appropriate technical data and executing all necessary legal documents to vest all of said rights in M-Tech.

         3.6      Infringement Actions.

                  3.6.1 Prosecution and Defense of Infringements. In order to maintain the license granted hereunder in force, CancerVax shall prosecute any and all infringements of any Patent Rights and shall defend all charges of infringement arising as a result of the exercise of Patent Rights by CancerVax, its Affiliates or sublicensees, unless otherwise agreed to between M-Tech and CancerVax. CancerVax may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with the prior written consent of M-Tech, which consent shall not be unreasonably withheld. M-Tech shall permit any action to be brought in its name if required by law. M-Tech agrees to provide reasonable assistance of a technical nature which CancerVax may require in any litigation arising in accordance with the provisions of this Section 3.6.1. In the event CancerVax fails to prosecute any such infringement, CancerVax shall notify M-Tech in writing promptly and M-Tech shall have the right to prosecute such infringement on its own behalf. Failure on the part of CancerVax to prosecute any such infringement shall be grounds for termination of the license granted to CancerVax hereunder, with respect to the country in which such infringement occurs, at the option of M-Tech.

                  3.6.2 Allocation of Recovery. Any damages or other recovery from an infringement action undertaken by CancerVax pursuant to Section 3.6.1 shall first be used to reimburse the Parties for the costs and expenses each has incurred with respect to such action, and shall thereafter be allocated between the Parties as follows: (i) fifteen percent (15%) to M-Tech and (ii) eighty-five percent (85%) to CancerVax. If CancerVax fails to prosecute any such action to completion, then any damages or other recovery net of the Parties' costs and expenses incurred in such infringement action shall be the sole property of M-Tech.

4.       CancerVax Responsibilities.

         4.1 Commercial Diligence. In order to maintain the license granted hereunder in force, CancerVax shall use reasonable commercial efforts to develop and commercialize M-Tech Technology and Patent Rights which are licensed hereunder into commercially viable Licensed Products. CancerVax shall keep M-Tech generally informed as to CancerVax's progress in such development and commercialization, including the annual submission of Progress Reports pursuant to Section 2.10.2 hereof. In the event that CancerVax decides not to pursue the development of the M-Tech Technology, or if M-Tech exercises its termination rights under this Section 4.1, all of the Patent Rights and M-Tech Technology shall revert to M-Tech without any further obligation to CancerVax.

                  4.1.1    Investigational New Drug Application.

                  CancerVax will use reasonable commercial efforts to file an IND for a Licensed Product based on the [***] cell line on or before December 31, 2005 and INDs for Licensed Products based on the [***] cell lines on or before December 31, 2006, and to obtain approval of such INDs within one (1) year of the date each such IND was submitted to the FDA or an equivalent foreign regulatory agency.

                  In the event that CancerVax: (a) fails to file an IND for a Licensed Product based on any of the three (3) cell lines included in the M-Tech Technology by the respective IND Date for such cell line set forth in this
Section 4.1.1 and; (b) fails to obtain approval for such INDs within one (1) year after submission of same to the FDA or any equivalent foreign regulatory agency; and (c) fails to conduct clinical trials on any Licensed Products for which such an IND has been approved by FDA or any equivalent foreign regulatory agency for any reason other than negative pre-clinical results, M-Tech shall have the right to terminate the license granted under Agreement with respect to the cell line for which such obligations have not been met and CancerVax shall be subject to a termination fee as follows: (i) U.S. [***] with respect to the [***] cell line; and (ii) U.S. [***] each with respect to the [***] cell lines.

                  Alternatively, in the event that CancerVax fails to file an IND for a Licensed Product based on any of the three (3) cell lines included in the M-Tech Technology by the

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the Commission. Confidential treatment has been requested with respect to the omitted portions.

respective IND Date for such cell line set forth in this Section 4.1.1 based upon negative pre-clinical results, M-Tech shall have the right to terminate this Agreement with respect to the cell line for which such obligations have not been met and CancerVax shall be subject to a termination fee as follows: (i) U.S. [***] with respect to the [***] cell line; and (ii) U.S. [***] each with respect to the [***] cell lines.

                  The Parties hereto acknowledge and agree that filing of an IND for a Licensed Product on or before the IND Date shall be evidence of compliance by CancerVax with its commercial diligence obligations under this Agreement. In the event that the license granted under this Agreement is terminated by M-Tech in accordance with this Section 4.1.1 with respect to any of the cell lines for which such obligations have not been met, the licenses granted hereunder with respect to the other cell lines shall remain in full force and effect.

         4.2 Licensed Product Development and Testing. CancerVax shall be responsible for:

         (a) performing all preclinical development of the Licensed Products as required for filing INDs for such products with FDA and similar filings with foreign regulatory agencies;

         (b) initiating and performing human clinical studies of the Licensed Products in the U.S., and the Target Markets, provided that, in the sole discretion of CancerVax based upon the results of its preclinical testing, such human clinical testing is warranted;

         (c) developing and validating production methods used for producing the Licensed Products as required for preclinical studies, human clinical trials and for commercialization of the Licensed Products; and

         (d) preparing and prosecuting all regulatory submissions required for the development of the Licensed Products and to obtain approval to market the Licensed Products in the U.S. and/or the Target Markets; provided that, in the sole discretion of CancerVax based upon the results of its testing, seeking such regulatory approval is warranted.

         4.3 Indemnity. CancerVax hereby agrees to indemnify, defend and hold harmless M-Tech and any and all co-owners of M-Tech Technology or Patent Rights, and any Affiliate of M-Tech from and against any liability arising from any product liability claim asserted by any party as to any Licensed Product. Such indemnity and defense obligation shall apply to any product liability or other claims, including without limitation, personal injury, death or property damage, made by employees, subcontractors, sublicensees, or agents of CancerVax, as well as any member of the general public. In the event any such claims, demands or actions are made, CancerVax shall defend M-Tech at CancerVax's sole expense by counsel selected by CancerVax, subject to approval by M-Tech, which approval shall not be unreasonably withheld. From and after the time CancerVax or any Affiliate or sublicensee begins clinical trials on any Licensed Product, CancerVax, through commercial insurance, shall insure its activities in connection with the work under this Agreement for comprehensive general liability, at appropriate levels of coverage, which shall include at least Five million dollars (US$5,000,000.00) for each

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occurrence, personal and advertising injury, product liability, and general aggregate. It is understood, however, that the coverage and limits referred to above shall not in any way limit the liability of CancerVax for its activities in connection with the clinical use of the Licensed Products. CancerVax is not required to insure its activities pertaining to product liability risks until it begins testing Licensed Products in human subjects. CancerVax only needs maintain at least One million dollars (US$1,000,000.00) of comprehensive general liability insurance until it begins testing Licensed Products in human subjects. CancerVax shall use its best efforts to have M-Tech named as additional insured parties on any product liability insurance policies maintained by CancerVax, its Affiliates and sublicensees applicable to Licensed Products.

         4.4 Patent Marking. To the extent required by applicable law, CancerVax shall mark all Licensed Products and/or their containers in accordance with the applicable patent marking laws.

         4.5 Use of Name. CancerVax agrees that, without the prior written approval of M-Tech in M-Tech's sole discretion, it shall not use the name "M-Tech Therapeutics, Inc.", "M-Tech", or any variation thereof in connection with the advertising or sale of Licensed Products.

5.       M-Tech Responsibilities.

                  5.1.1    Technology Transfer. M-Tech shall be responsible for:

                  (a) transferring to CancerVax all knowledge, know-how, data, records and such other information as M-Tech may possess or develop in the future related to the testing (preclinical and clinical), production, purification and characterization of the M-Tech Technology, excluding, however any and all methods and associated know-how used by M-Tech in the establishment of human monoclonal antibody-producing cell lines;

                  (b) transferring to CancerVax the cell lines listed on Exhibit A, and other biological materials useful or necessary in the testing, production, purification, characterization or manufacture of the M-Tech Technology; provided, however, that all reasonable expenses agreed to in advance by CancerVax that are actually incurred by M-Tech and that are required to accomplish the transfer of such materials shall be paid for or reimbursed to M-Tech by CancerVax, including costs for material production, storage, moving and related expenses.

                  (c) disclosing to CancerVax, all new developments and inventions related to the M-Tech Technology, whether or not patentable, which are subsequently conceived and/or reduced to practice by M-Tech and assist CancerVax in taking all steps necessary to secure patent protection in the U.S. and other countries in the name of M-Tech for any inventions to the maximum extent possible, at CancerVax's cost, but for no additional consideration;

                  (d) providing reasonable assistance to CancerVax, at CancerVax's cost, in obtaining any additional intellectual property rights that are necessary or would be useful to CancerVax in relation to the M-Tech Technology; and

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

                  (e) providing reasonable assistance to CancerVax, at CancerVax's cost, in licensing from other third parties any additional intellectual property, manufacturing, purification, analytical, testing or related know-how related to the M-Tech Technology.

6.       Representations and Warranties.

         6.1 By M-Tech. M-Tech hereby represents and warrants to CancerVax that:

         (a)      it has full right and power to enter into this Agreement;

         (b) it has sufficient legal and/or beneficial title to the M-Tech Technology to perform its obligations and to grant the rights contemplated under this Agreement;

         (c) to the best of its knowledge upon due inquiry, an informed consent document was properly executed by each of the patients from whom cell lines [***] were obtained;

         (d) it has not entered, and will not enter, into any agreement with any third party which is in conflict with the rights granted under this Agreement, and has not taken and will not take any action that would in any way prevent it from granting the rights contemplated under this Agreement;

         (e) Exhibit A hereto contains a complete list of all of the Patent Rights, and Exhibit B hereto contains a complete list of all Pre-Existing Obligations;

         (f) it is not aware of any communications alleging that it has violated or, by fulfilling its obligations and granting the rights contemplated under this Agreement, that it will violate any intellectual property rights of any other person or entity; and

         (g) it is not aware of any unauthorized use, infringement or misappropriation of the M-Tech Technology.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, M-TECH AND ANY AND ALL CO-OWNERS OF M-TECH TECHNOLOGY (A) MAKE NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE M-TECH TECHNOLOGY OR ANY LICENSED PRODUCT, AND (B) SPECIFICALLY DISCLAIM ANY WARRANTY OR REPRESENTATION REGARDING THE VALIDITY OR SCOPE OF THE PATENT RIGHTS OR THAT ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED IN THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER RIGHTS OF THIRD PARTIES.

         6.2 By CancerVax. CancerVax hereby represents and warrants to M-Tech that:

         (a)      it has full right and power to enter into this Agreement;

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         (b)      it has not entered, and will not enter, into any agreement with any third party which is in conflict with the rights granted to CancerVax, its Affiliates and sublicensees under this Agreement;

         (c) it is not aware of any unauthorized use, infringement or misappropriation of the M-Tech Technology.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CANCERVAX AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY LICENSED PRODUCT.

7.       Interests in Intellectual Property Rights

         7.1 Preservation of Title. M-Tech and any and all co-owners of M-Tech Technology or Patent Rights shall retain full ownership and title to M-Tech Technology, and Patent Rights licensed hereunder and shall use its reasonable best efforts to preserve and maintain such full ownership and title, subject to CancerVax fully performing all of its obligations under this Agreement.

         7.2 Interests of [***]. CancerVax and M-Tech acknowledge and agree that their respective rights and obligations pursuant to this Agreement shall be subject to M-Tech's obligations and the rights of [***] ("[***]"), if any, including without limitation, the grant by M-Tech to [***] of a royalty-free, fully paid, irrevocable, nontransferable license to make and use products and to practice methods and processes to propagate and use certain of the M-Tech Technology (defined as the "Original Materials and associated technology" therein), for its noncommercial educational, research and clinical purposes. Subject to appropriate confidentiality restrictions to be agreed upon between the Parties, CancerVax agrees to provide M-Tech with relevant and timely business and technical information, as required under Sections 7 and 8 of Transfer Agreement No. [***] between [***] and an Affiliate of M-Tech, dated the [***], and under Sections 9 and 10 of the License Agreement No. [***] between [***] and an Affiliate of M-Tech, dated [***].

8.       Right of First Refusal to Additional Human Monoclonal Antibodies.

         M-Tech hereby grants to CancerVax a right of first refusal to negotiate for the acquisition of additional human monoclonal antibody cell lines, intellectual property and know-how developed and currently owned by or licensed to M-Tech or its Affiliates, which M-Tech may disclose or transfer to CancerVax without violating the Pre-Existing Obligations and which are not included in the provisions of any agreement between CancerVax and any Affiliate of M-Tech of even date herewith. CancerVax's right of first refusal will include any therapeutic products derived therefrom, but will exclude, however, any and all methods and/or associated know-how used by M-Tech or its Affiliates in the establishment of human monoclonal antibody-producing cell lines. M-Tech will provide CancerVax with written notice of such additional human

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monoclonal antibody cell lines, intellectual property, etc., as provided in this Section 8. CancerVax will then have sixty (60) days to express its interest in negotiating with M-Tech for such rights and to enter into a non-binding term sheet with M-Tech related to same. Thereafter, CancerVax and M-Tech shall have an additional sixty (60) days to finalize and execute a binding license agreement covering said additional human monoclonal antibody cell lines, intellectual property, etc. Should the Parties fail to enter into a non-binding term sheet within the first sixty (60) day period, or after entering into such term sheet, fail to enter into a binding license agreement within the next sixty
(60) day period, then CancerVax's right of first refusal with respect to the noticed additional human monoclonal antibody cell lines, intellectual property, etc., shall immediately terminate, and M-Tech shall be free to negotiate with any other party with respect to the same without further obligation to CancerVax. CancerVax's rights under this Section 8 will, however, exclude M-Tech's existing cell line [***], and cell lines producing human monoclonal antibodies that are primarily reactive to [***] and [***], respectively. Any and all rights of first refusal provided in the Agreement shall terminate on December 31, 2003, which termination date may be extended by mutually agreeable terms and conditions.

9.       Confidentiality and Publications.

         9.1 Treatment of Confidential Information. The Parties agree that during the term of this Agreement, and for a period of five (5) years after this Agreement terminates, a Party receiving Confidential Information of the other Party will (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary industrial information, (ii) not disclose such Confidential Information to any third party without prior written consent of the other Party and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement. Except as required by applicable law, regulatory rule or administrative order, or in fulfillment of its disclosure obligations to its legal or accounting advisors, existing or potential investors, financing sources or regulatory agencies, neither CancerVax nor M-Tech shall disclose to any third party the terms and conditions of this Agreement without the prior written consent of the other Party hereto.

         9.2 Publications. M-Tech shall have the right to publish or present information related to the M-Tech Technology, provided such publication or presentation (and any revisions thereto): (a) does not disclose Confidential Information of CancerVax; and (b) is submitted to CancerVax at least thirty (30) days prior to the date of submission of such proposed publication or presentation; however, submission of any publication or presentation shall be delayed for an additional forty-five (45) days to provide for filing of appropriate patent applications for any potentially patentable subject matter to be disclosed in such publication.

         9.3 Publicity. Except as otherwise provided herein or required by law or regulation, no party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports, or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

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10.      Term and Termination.

         10.1 Term. Unless terminated sooner in accordance with the terms set forth herein, this Agreement, and the license granted under Section 2.2.1 hereof, shall terminate as provided in Section 2.7 hereof.

         10.2 Termination Upon Default. Any one or more of the following events shall constitute an event of default hereunder: (i) the failure of a Party to pay any amounts when due hereunder and the expiration of thirty (30) days after receipt of a written notice requesting the payment of such amount;
(ii) the failure of a Party to perform any obligation required of it to be performed hereunder, and the failure to cure within sixty (60) days after receipt of notice from the other party specifying in reasonable detail the nature of such default. Upon the occurrence of any event of default, the non-defaulting Party shall deliver to the defaulting Party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice.

         Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting Party. Termination pursuant to this Section 10.2 shall not relieve the defaulting Party from liability and damages to the other Party for breach of this Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such Party of any right to terminate this Agreement arising by reason of any subsequent default.

         10.3 Termination Upon Bankruptcy or Insolvency. This Agreement may be terminated by either Party giving written notice of termination to the other Party upon the filing of bankruptcy of the other Party or the appointment of a receiver of any of the other Party's assets, or the making by the other Party of any assignment for the benefit of creditors, or the institution of any proceedings against the other Party under any bankruptcy law. Termination shall be effective upon the date specified in such notice.

         10.4 Rights Upon Expiration. Neither Party shall have any further rights or obligations upon the expiration of this Agreement upon its regularly scheduled expiration date with respect to this Agreement, other than the obligation of CancerVax to make any and all reports and payments for the final quarter period. Provided, however, that upon such expiration, each Party shall be required to continue to abide by its non-disclosure obligations as described in Section 9.1, CancerVax shall continue to abide by its obligation to indemnify M-Tech and any and all co-owners of M-Tech Technology or Patent Rights as described in Section 4.3, and the non-exclusive license to the Joint Improvements granted to CancerVax in Section 2.2.2 hereof shall remain in full force and effect.

         10.5 Rights Upon Termination. Notwithstanding any other provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the license granted in Section
2.2.1 hereof shall terminate; however, the non-exclusive license to the Joint Improvements granted to CancerVax in Section 2.2.2 hereof shall remain in full force and effect. Except as otherwise provided in Section 10.6 of this Agreement with respect to work-in-progress, upon such termination, CancerVax shall have no

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

further right to develop, manufacture or market any Licensed Product, or to otherwise use any M-Tech Technology not otherwise includable therein. Upon any such termination, CancerVax shall promptly return all materials, samples, documents, information, and other materials which embody or disclose M-Tech Technology not otherwise includable therein; provided, however, that CancerVax shall not be obligated to provide M-Tech with proprietary information which CancerVax can show that it independently developed. Any such termination shall not relieve either Party from any obligations accrued to the date of such termination. Upon such termination, each Party shall be required to abide by its nondisclosure obligations as described in Section 9.1, and CancerVax shall continue to abide by its obligations to indemnify M-Tech and any and all co-owners of M-Tech Technology as described in Section 4.3.

         10.6 Work-in-Progress. Upon any such early termination of the license granted hereunder in accordance with this Agreement, CancerVax shall be entitled to finish any work-in-progress and to sell any completed inventory of a Licensed Product covered by such license which remain on hand as of the date of the termination, so long as CancerVax pays to M-Tech the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement, provided that no such sales shall be permitted after the expiration of six (6) months after the date of termination.

11.      Assignment; Successors.

         11.1 Assignment. Neither Party may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign or otherwise transfer its rights or obligations in whole or in part without such consent (i) to an Affiliate of such Party, provided that no such assignment shall relieve any Party as the primary obligor hereunder, or
(ii) to a third party in connection with the merger, consolidation, or sale of all or substantially all of the assets of the assigning Party, or reorganization affecting all or substantially all of the assets or voting control of the assigning Party.

         11.2 Binding Upon Successors and Assigns. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of M-Tech and CancerVax. Any such successor or assignee of shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assignor.

12.      General Provisions.

         12.1 Independent Contractors. The relationship between M-Tech and CancerVax is that of independent contractors. M-Tech and CancerVax are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting Parties. M-Tech and CancerVax shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

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         12.2     Arbitration. Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

                  12.2.1 Location. The location of the arbitration shall be in the County of San Diego.

                  12.2.2 Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the Parties, this Agreement, and the outcome of the arbitration. Each Party shall appoint one neutral arbitrator, and these two arbitrators so selected by the Parties shall then select the third arbitrator. If one Party has given written notice to the other Party as to the identity of the arbitrator appointed by the Party, and the Party thereafter makes a written demand on the other Party to appoint its designated arbitrator within the next thirty days, and the other Party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

                  12.2.3 Discovery. Unless the Parties mutually agree in writing to some additional and specific pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness's name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

                  12.2.4 Case Management. Prompt resolution of any dispute is important to both Parties; and the Parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

                  12.2.5 Remedies. The arbitrators may grant any legal or equitable remedy or relief that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties.

                  12.2.6 Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing Party, in the discretion of the arbitrators, or may be apportioned between the Parties in any manner deemed appropriate

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

by the arbitrators. Unless and until the arbitrators decide that one Party is to pay for all (or a share) of such expenses, both Parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

                  12.2.7 Confidentiality. Except as set forth below, the Parties shall keep confidential the fact of the arbitration, the dispute being arbitrated, and the decision of the arbitrators. Notwithstanding the foregoing, the Parties may disclose information about the arbitration to persons who have a need to know, such as directors, trustees, management employees, witnesses, experts, investors, attorneys, lenders, insurers, and others who may be directly affected. Additionally, if a party has stock which is publicly traded, the Party may make such disclosures as are required by applicable securities laws. Further, if a Party is expressly asked by a third Party about the dispute or the arbitration, the Party may disclose and acknowledge in general and limited terms that there is a dispute with the other Party which is being (or has been) arbitrated. Once the arbitration award has become final, if the arbitration award is not promptly satisfied, then these confidentiality provisions shall no longer be applicable.

         12.3 Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both Parties.

         12.4 California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

         12.5 Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         12.6 Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

         12.7 No Waiver. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

         12.8 Counterparts. The Agreement may be executed in any number of counterparts, each of which will be deemed an original but which together shall constitute a single instrument.

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         12.9     Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

                  For M-Tech:        M-Tech Therapeutics, Inc.
                                     800 Silverado Street
                                     Second Floor
                                     La Jolla, California 92037
                                     Fax No.: (858) 551-2440

                  and copy to:       [***]

                  For CancerVax:     CancerVax Corporation
                                     2110 Rutherford Road
                                     Carlsbad, California 92008
                                     Attention: General Counsel
                                     Fax No.: (760) 494-4282

Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, or (iii) the date notice is sent via telefax, telex or cable, (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

         12.10 Compliance with U.S. Laws. Nothing contained in this Agreement shall require or permit M-Tech or CancerVax to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

         12.11 Third Party Rights or Obligations. Except as otherwise expressly provided in this Agreement, no provision of the Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any person or entity not a party to this Agreement.

         12.12 Drafting Presumption. The Parties will acknowledge that the Agreement has been agreed to by all Parties, that each Party has consulted with attorneys with respect to the terms hereof and its Exhibits. No presumption will be created against any Party hereto because of its role in drafting the Agreement.

         12.13 Force Majeure. Each of the Parties to the Agreement will be excused from performance of its obligations thereunder in the event such performance prevented by Force Majeure (as defined herein), provided that the non-performing Party promptly notifies the other parties of such prevention. Such excuse will be continued for so long as the condition


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constituting Force Majeure continues and the non-performing Party makes and continues to make reasonable efforts to remove or overcome the condition. "Force Majeure" shall mean any act of God, fire, casualty, flood, war, terrorism, earthquake, strike, failure of public utilities, any act, exercise assertion or requirement of any governmental authority, accident, epidemic, destruction of facilities, or such other similar occurrences beyond the control of the Party whose performance is affected.

         12.14 Limitation of Liability. IN NO EVENT WILL ANY PARTY OR ITS RESPECTIVE AFFILIATES AND SUBLICENSEES BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EXCEPT TO THE EXTENT THAT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY FROM SUCH DAMAGES CLAIMED BY THIRD PARTIES UNDER
SECTION 4.3 OF THE AGREEMENT.

         12.15 Coordination of Agreements: If any provision of this License Agreement is in conflict or is inconsistent with any provision of the [***], the provisions of this License Agreement shall be controlling.

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         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

M-TECH:                                      CANCERVAX:

THE M-TECH THERAPEUTICS, INC.                CANCERVAX CORPORATION

By:  /s/ Dr. Reiko Irie                      By:  /s/ David F. Hale
   -------------------------------------        -----------------------
           Dr. Reiko Irie                            David F. Hale
           President                                 President and CEO

                      [SIGNATURE PAGE TO LICENSE AGREEMENT]

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                                    EXHIBIT A

                                M-TECH TECHNOLOGY

    [3 Pages of M-Tech Technology Deleted Pursuant to Confidential Treatment
                                    Request]

                                       24

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                                    EXHIBIT B

                            PRE-EXISTING OBLIGATIONS

                                      [***]

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                                    EXHIBIT C

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